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                             KELLER & COMPANY, INC.
                        FINANCIAL INSTITUTION CONSULTANTS

                              555 METRO PLACE NORTH
                                    SUITE 524
                               DUBLIN, OHIO 43017
                                 (614) 766-1426
                               (614) 766-1459 FAX

                                                                    Exhibit 23.3

September 13, 2001

Re:    Valuation Appraisal of AJS Bancorp
       A. J. Smith Federal Savings Bank
       Midlothian, Illinois

We hereby consent to the use of our firm's name, Keller & Company, Inc. ("Keller"), and the reference to our firm as experts in the Applications for MHC-1 and MHC-2 to be filed by A. J. Smith Federal Savings Bank, and any amendments thereto and references to our opinion regarding subscription rights filed as an exhibit to the applications referred to hereafter. We also consent to the use of our firm's name in the Form SB-2 to be filed by AJS Bancorp with the Securities and Exchange Commission and any amendments thereto, and to the statements with respect to us and the references to our Valuation Appraisal Report and in the said Application for Conversion Form and any amendments thereto and in the notice and Application for MHC-1/MHC-2 filed by AJS Bancorp.

Very truly yours,

KELLER & COMPANY, INC.

by: /s/ Michael R. Keller
   ------------------------------
    Michael R. Keller
    President